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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2003, except for Note 14, as to which the date is March 20, 2003, relating to the financial statements and financial statement schedule of LSI Logic Corporation, which appears in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ PricewaterhouseCoopers LLP

San Jose, California
June 13, 2003